Exhibit 5.2

The Plaza East at Summerlin	ATTORNEYS AT LAW	MICHAEL R. BROOKS+°
1645 Village Center Circle, Suite 200		GREGG A. HUBLEY+
Las Vegas, Nevada 89134-6372		* * *
702.851.1191		ALIA NAJJAR M.D.+°
702.851.1198 (F)		I-CHE LAI+°
CHRISTOPHER A.J. SWIFT+°
* * *
Licensed:
°California +Nevada

December 18, 2014

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

Walter Investment Management Corp.

Form S-3 Shelf Registration Statement

Ladies and Gentlemen:

We have acted as special Nevada counsel to Green Tree Insurance Agency of Nevada, Inc., a Nevada corporation (the “Nevada Guarantor”), for the purpose of providing an opinion in connection with the filing by Walter Investment Management Corp., a Maryland corporation (the “Company”) and certain of the Company’s subsidiaries which are co-registrants, including, but not limited to, the Nevada Guarantor (collectively, the “Subsidiary Guarantors”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement pertains to one or more public offerings (“Offerings”), from time to time, pursuant to Rule 415 under the Securities Act, by the Company for an aggregate initial offering price not to exceed $1,500,000,000.00, of any of the following securities (each, a “Security,” and collectively, the “Securities”):

(i)	Debt securities, consisting of either senior debt securities, senior subordinated debt securities, or subordinated debt securities, issued by the Company (collectively, “Debt Securities”);

(ii)	Guarantees of Debt Securities by the Subsidiary Guarantors (each, a “Guarantee,” and, collectively, “Guarantees”);

(iii)	Shares of common stock of the Company, $0.01 par value per share (“Common Stock”);

(iv)	Shares of preferred stock of the Company, $0.01 par value per share (“Preferred Stock”);

(v)	Depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”);

(vi)	Stock purchase contracts (“Contracts”);

BROOKS HUBLEY LLP

ATTORNEYS AT LAW

Walter Investment Management Corp.

December 18, 2014

(vii)	Warrants to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (“Warrants”); or

(viii)	Units comprised of one or more of the foregoing Securities (“Units”).

The Securities are offered and sold as described in the prospectus contained in the Registration Statement (the “Prospectus”), and any supplements thereto (the “Prospectus Supplements”). Additionally, the Debt Securities are being offered or sold pursuant to, where applicable, (i) that certain Senior Indenture, dated as of December 18, 2014 (the “Senior Indenture”), among the Company, as Issuer, and Wilmington Trust, as trustee (the “Trustee”), as may be guaranteed by one or more of the Subsidiary Guarantors pursuant to a Guarantee, and (ii) the Subordinated Indenture, dated as of December 18, 2014 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), among the Company, as Issuer, and the Trustee, as may be guaranteed by one or more of the Subsidiary Grantors, pursuant to a Guarantee.

To provide this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Nevada Guarantor, as amended to the date hereof, the Registration Statement, certificates of corporate officers of the Nevada Guarantor and public officials, and such other documents as we have deemed necessary as a basis to provide the opinions set forth herein.

In our capacity, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures not executed in our presence, (iii) the conformity of the originals of the documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iv) that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws and that the Indentures will have been qualified under the Trust Indenture Act of 1939, as amended, (v) that the Indentures have been duly executed and delivered by the parties thereto, (vi) that there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Nevada Guarantor that might delay, prevent, hinder or impair in any way the Nevada Guarantor’s ability to enter into and fully perform the Nevada Guarantor’s commitments, (vii) that any definitive purchase, underwriting or similar agreement with respect to any Debt Securities to which the Guarantees relate or with respect to any warrants to purchase any Debt Securities to which the Guarantees relate will have been duly authorized and validly executed and delivered by the Nevada Guarantor and the other parties thereto, (viii) and that the parties to any executed documents and documents to be executed (other than the Nevada Guarantor) had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder. With respect to any facts material to this opinion which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Nevada Guarantor, and others.

BROOKS HUBLEY LLP

ATTORNEYS AT LAW

Walter Investment Management Corp.

December 18, 2014

We do not provide or intend to express any opinion on any laws other than those of the State of Nevada. Our opinions herein address only those matters as to which you have requested our opinion, and we disclaim any obligation to provide an opinion on any other matter.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. Based upon the certificate of existence with status in good standing issued by the Secretary of State of the State of Nevada on December 2, 2014, and the other documents and information that we have obtained, the Nevada Guarantor has been, and is, duly incorporated and is validly existing and in good standing under the laws of the State of Nevada;

2. The Nevada Guarantor has the corporate power to execute, deliver and perform the Guarantees.

3. The Guarantees will be duly authorized, executed, and delivered by the Nevada Guarantor when:

a.	The Nevada Guarantor has taken all necessary corporate action to approve the issuance and terms of the Guarantees, the terms of the offering thereof, and related matters;

b.	The Registration Statement, as finally amended (and including all necessary post-effective amendments), has become effective under the Securities Act;

c.	Any applicable supplemental indenture with respect to the Guarantees has been duly executed and delivered by the parties thereto; and

d.	The Guarantees have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Guarantees.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. By

BROOKS HUBLEY LLP

ATTORNEYS AT LAW

Walter Investment Management Corp.

December 18, 2014

giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is rendered as of the date hereof unless otherwise explicitly stated, and we disclaim any undertaking or obligation to advise you of any facts, circumstances, events or developments that may hereafter be brought to our attention that could alter, affect or modify this opinion, including any subsequent changes to the applicable law. This opinion may be relied upon by Simpson Thacher & Bartlett LLP, with respect to matters that are set forth herein and are governed by Nevada law.

Very truly yours,

/s/ Brooks Hubley LLP

BROOKS HUBLEY LLP